Exhibit 16.1

October 23, 2009 U.S. Securities and Exchange Commission Office of the Chief Accountant	Audit — Tax — Advisory
100 F Street, NE Washington, DC 20549	Grant Thornton LLP 111 SW Columbia, Suite 800 Portland, OR 97201-5813 T 503.222.3562 F 503.295.0148 www.GrantThornton.com

Re: Schmitt Industries, Inc.

File No. 000-23996

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Schmitt Industries, Inc. dated October 22, 2009 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/    GRANT THORNTON LLP